Exhibit (j) under Form N-1A
                                            Exhibit (23) under Item 601/Reg. S-K




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We  consent  to  the  references  to  our  firm  under  the  captions "Financial
Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in each Statement of Additional Information in Post-Effective Amendment Number 35 to the Registration Statement (Form N-1A, No. 33-33852) of Federated Index Trust, and to the incorporation by reference of our reports dated December 18, 2007 on Federated Mini-Cap Index Fund, Federated Mid-Cap Index Fund and Federated Max-Cap Index Fund (the three portfolios comprising the Federated Index Trust) included in their Annual Shareholder Reports for the fiscal year ended October 31, 2007.



                                                     /s/ Ernst & Young LLP


Boston, Massachusetts
December 24, 2007